Exhibit B.39.2

CERTIFICATE AMENDING OR RESTATING CERTIFICATE OF INCORPORATION
61-38  Rev. 9/90
Stock Corporation


                         STATE OF CONNECTICUT
                         SECRETARY OF THE STATE
                         30 TRINITY STREET
                         HARTFORD, CT 06106



1.   Name of Corporation (Please enter name within lines)

     NU/Mode 1 Communications, Inc.

2.   The Certificate of Incorporation is:  (Check one)

X    A.   Amended only, pursuant to Conn., Gen. Stat. Section 33-360

B. Amended only, to cancel authorized shares (state number of shares to be canceled, the class, the series, if any, and the par value, P.A. 90-107.)

     C.   Restated only, pursuant to Conn. Gen. Stat. Section 33-362(a)

     D.   Amended and restated, pursuant to Conn. Gen. Stat. Section
33-362(c).

     E.   Restated and superseded pursuant to Conn. Gen. Stat. Section
33-362(d).

Set forth here the resolution of amendment and/or restatement. Use an 8 1/2 x 11 attached sheet if more space is needed. Conn. Gen. Stat. Section 1-9.

                                   See Attachment A.

(If 2A or 2B is checked, go to 5 & 6 to complete this certificate. If 2C or 2D is checked, complete 3A or 3B. If 2E is checked, complete 4.)

3.   (Check one)

A. This certificate purports merely to restate but not to change the provisions of the original Certificate of Incorporation as supplemented and amended to date, and the provisions of this Restated Certificate of Incorporation (If 3A is checked, go to 5 & 6 to complete this certificate.)

B. This Restated Certificate of Incorporation shall give effect to the amendment(s) and purports to restate all those provisions now in effect not being amended by such new amendment(s). (If 3B is checked, check 4, if true, and go to 5 & 6 to complete this Certificate.)

4.   (Check, if true)

     This restated Certificate of Incorporation was adopted by the greatest vote which would have been required to amend any provision of the Certificate of Incorporation as in effect before such vote and supersedes such Certificate of Incorporation.

5. The manner of adopting the resolution was as follows: (Check one A, or B, or C)

X         A.   By the board of directors and shareholders, pursuant to Conn.
          Gen. Stat. Section 33-360.
               Vote of Shareholders:  (Check (i) or (ii), and check (iii) if applicable.)

          (i)  X    No shares are required to be voted as a class; the
shareholder's vote was as follows:

          Vote Required for Adoption 67 Vote Favoring Adoption 100


(ii) There are shares of more than one class entitled to vote as a class. The designation of each class required for adoption of the resolution and the vote of each class in favor of adoption were as follows:
          (Use an 8 1/2 x 11 attached sheet if more space is needed. Conn. Gen. Stat. Section 1-9.)

(iii) Check here if the corporation has 100 or more recordholders, as defined in Conn. Gen. Stat. Section 33-311a(a).

B.   By the board of directors acting alone, pursuant to Conn. Gen. Stat.
Section 33-360(b)(2) or 33-362(a).

     The number of affirmative votes required to adopt such resolution is:

     The number of directors' votes in favor of the resolution was:

We hereby declare, under the penalties of false statement, that the statements made in the foregoing certificate are true:

(Print or Type)
Name of President/Vice President
John B. Keane
Signature
/s/John B. Keane

(Print or Type)
Name of Secretary/Assistant Secretary
Mark A. Joyse
Signature
/s/Mark A. Joyse

C. The corporation does not have any shareholders. The resolution was adopted by vote of at least two-thirds of the incorporators before the organization meeting of the corporation, and approved in writing by all subscribers for shares of the corporation. If there are not subscribers, state NONE below.

We (at least two-thirds of the incorporators) hereby declare, under the penalties of false statement, that the statements made in the foregoing certificate are true.

Signed Incorporator                Signed Subscriber


Signed Incorporator                Signed Subscriber


Signed Incorporator                Signed Subscriber


(Use an 8 1/2 x 11 attached sheet if more space is needed.  Conn. Gen. Stat.
Section 1-9)

6.   Dated at Berlin, Connecticut this 26th of December, 1996

          Rec, CC, GS:  (Type or Print)
                       /s/ Tracy A. DeCredico
                       Northeast Utilities Service Company
                       107 Selden Street
                       Berlin, CT  06037

Please provide filer's name and complete address for mailing receipt


                           ATTACHMENT A

                    (NU/Mode 1 Communications, Inc.)

RESOLVED, that a new Article is hereby added to the Company's Certificate of Incorporation as follows:

ARTICLE. Effective January 1, 1997, the Company shall indemnify and advance expenses to an individual made a party to a proceeding because he/she is or was a Director of the Company under Section 33-771 of the Connecticut General Statutes, Revision of 1958, as amended. Effective January 1, 1997, the Company shall also indemnify and advance expenses under Sections 33-770 to 33-778, inclusive, of the Connecticut General Statutes, to any officer, employee or agent of the company who is not a director to the same extent as provided to a director.

CERTIFICATE OF AMENDMENT

Stock Corporation


STATE OF CONNECTICUT
OFFICE OF THE SECRETARY OF THE STATE
30 TRINITY STREET
P.O. BOX 150470
HARTFORD, CT 06115/0470/new1-97



1.   Name of Corporation

     NU/Mode 1 Communications, Inc.

2.   The Certificate of Incorporation is:  (Check A, B, or C)

X    A.   Amended.

     B.   Amended and Restated.

     C.   Restated.

3.   Text of Each Amendment/Restatement:

     The following amendment was adopted by the shareholder on February 4th, 1997:

     RESOLVED, that the Articles of Incorporation of the Company be amended by striking Article 1 therefrom, and substituting the following therefor:

     "1. The name of the corporation is: Mode 1 Communications, Inc."

4. Vote Information (check A, B, or C)

X    A.  The resolution was approved by shareholders as follows: (set forth all voting information required by Conn. Gen. Stat. section 33-800 as amended in the space provided below)

          1. There is one class of capital stock, designated "Common Stock" and having a par value of $1.00 per share, of which 100 shares are outstanding.

          2. No shares are entitled to be voted as a group.

          3.  The shareholder vote was as follows:

               Vote required for adoption: 67
               Vote favoring adoption: 100

     B. The Amendment was adopted by the board of directors without shareholder action. No shareholder vote was required for adoption.

     C. The amendment was adopted by the incorporators without shareholder action. No shareholder vote was required for adoption.

5.   Execution
Dated this 4th Day of February, 1997
/s/Mark A. Joyse
Assistant Secretary